Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

AMERICAN TOWER CORPORATION

(a Delaware Corporation)

* As Amended Through February 25, 2009

AMERICAN TOWER CORPORATION

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

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SECTION 8.	Other Definitions	22
SECTION 9.	Continuation of Indemnification	22
SECTION 10.	Effect of Amendment or Repeal	23

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AMERICAN TOWER CORPORATION

(a Delaware Corporation)

AMENDED AND RESTATED BY-LAWS

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation shall be located in Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be Corporation Service Company.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE III

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix from time to time.

SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix from time to time. Any other proper business may be transacted at the annual meeting.

SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if there be one, the President or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and special meetings shall be called by the President or the Secretary whenever stockholders owning a majority of the capital stock issued, outstanding and entitled to vote so request in writing. Such request of stockholders shall state the purpose or purposes of the proposed meeting.

SECTION 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, and not more than sixty (60) days before such meeting, be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

SECTION 5. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. So long as the Certificate of Incorporation provides for more or less than one vote for any share, or any matter, every reference in these By-Laws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or, where a larger quorum is required, such quorum, shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 6. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent, if any, and in the manner authorized in the Certificate of Incorporation.

Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date.

Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by an inspector of election unless so determined by the Chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that an inspector of election be appointed, the Chairman shall appoint one inspector of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

Except as otherwise required by law, the Certificate of Incorporation, these By-Laws, or otherwise, at any meeting at which a quorum is present, all action with respect to matters properly brought before such meeting taken by a majority of the votes properly cast, excluding abstentions, shall be valid and binding on the Corporation; provided, however, that the Board of Directors shall be elected by a plurality of the votes properly cast if the number of candidates properly nominated for election as directors exceeds the number of directors to be elected as of the close of business on the record date for such meeting. For purposes of this Section 6 of this Article, a majority of votes shall mean that the number of votes properly cast “for” an action must exceed the number of votes properly cast “against” such action.

SECTION 7. Organization. The Chairman of the Board, if there be one, or in his or her absence the Vice Chairman, or in the absence of a Vice Chairman, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

SECTION 8. Notice of Stockholder Proposal. (a) At any meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by the Corporation pursuant to Section 4 of Article III of these By-Laws, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of the giving of notice as provided in this Section 8 and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.

(b) For any business to be properly brought before a meeting by a stockholder (other than the nomination of a person for election as a director, which is governed exclusively by Section 5 of Article IV of these By-Laws), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or is on or after such first anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment; (ii) as to the stockholder of record giving such notice and any beneficial owner on whose behalf such proposal is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by such beneficial owner, respectively, and their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such stockholder or beneficial owner and their respective affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to shares of stock of the Corporation or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of stock price changes (increases or decreases) for, or increase or decrease the voting power of such stockholder or beneficial owner or any of their affiliates with respect to securities of the Corporation or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any class or series of securities of the Corporation (any agreement, arrangement or understanding of a type described in this clause (C), a “Covered Arrangement”), and (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (iii) a description of any direct or indirect material interest of the stockholder of record and of any beneficial owner on whose behalf the proposal is made, and their respective affiliates, in such business (whether by holdings of securities, by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder and such beneficial owner and their respective affiliates, and any other person or persons (naming such person or persons) in connection with the proposal of such business by the stockholder; (iv) if the stockholder of record or any beneficial owner intends (whether by itself or as part of a group) to solicit proxies in support of such proposal, a representation to that effect; and (v) an agreement that the stockholder of record and any related beneficial owner on whose behalf the proposal is made will notify the Corporation in writing of the information set forth in clauses (ii)(B), (ii)(C) and (iii) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update such information thereafter within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

(d) Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination of a person for election as a director, which is governed exclusively by Section 5 of Article IV of these By-Laws, and matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and included in the Corporation’s notice of meeting) shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 8 of Article III. The Chairman of the meeting shall, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the provisions of this Section 8 of Article III, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(e) For purposes of this Section 8 of Article III and Section 5 of Article IV of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law other than Section 228 thereof, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such Section 228.

ARTICLE IV

DIRECTORS

SECTION 1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one director, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation, these By-Laws, or otherwise, until the next annual meeting of stockholders or until his or her successor is elected and qualified.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation, these By-Laws, or otherwise, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued and outstanding and present in person or represented by proxy and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease, regardless of whether such majority constitutes a quorum.

SECTION 2. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting.

SECTION 4. Removal by Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may, by a majority vote, remove any director or directors, with or without cause, and, in their discretion, elect a new director or directors in place thereof.

SECTION 5. Procedure for Nominations by Stockholders. (a) Any stockholder of record as of the time of the giving of notice as provided in this Section 5 and at the time of the meeting, who is entitled to vote for the election of a director at any meeting of stockholders, may nominate one or more persons for such election only if such stockholder complies with the notice procedures set forth in this Section 5. In the case of a special meeting of stockholders at which the Board of Directors gives notice that Directors are to be elected, a stockholder may nominate one or more persons for election only as provided in this Section and only for such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting.

(b) To nominate a person for election as a director, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to the regularly scheduled annual meeting of stockholders, not earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or is on or after such first anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not earlier than the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation; and (ii) with respect to any other meeting, not earlier than the one-hundred twentieth (120th) day prior to the date of such meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such meeting or the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of a meeting or an announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary of the Corporation shall set forth: (i) as to the stockholder of record giving such notice and any beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder and beneficial owner, (B) the class and number of shares of stock of the Corporation which are, directly or indirectly, owned of record or beneficially by such stockholder and by such beneficial owner, respectively, and their respective affiliates (naming such affiliates), as of the date of such notice, (C) a description of any Covered Arrangement to which such stockholder or beneficial owner, and their respective affiliates is, directly or indirectly, a party as of the date of such notice, (D) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (ii) a description of all arrangements or understandings between the stockholder or beneficial owner, and their respective affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) if the stockholder or any related beneficial owner intends (whether by itself or as part of a group) to solicit proxies in support of such nomination, a representation to that effect; (iv) as to each person the stockholder of record proposes to nominate for election or reelection as a director, (A) a description of any Covered Arrangement to which such nominee or any of his or her affiliates is a party as of the date of such notice, (B) the written consent of such nominee to being named in the proxy statement as a nominee and to serving as a director if so elected, and (C) a statement tendering, promptly following the stockholder meeting at which such nominee is elected or re-elected as director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next stockholder meeting at which he or she faces re-election and (ii) Board acceptance of such resignation, and (D) all other information relating to such nominee as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (v) an agreement that the stockholder of record and any related beneficial owner will notify the Corporation in writing of the information set forth in clauses (i)(B), (i)(C), (ii) and (iv) above as of the record date for the meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public disclosure, and will update such information thereafter within two business days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

(d) Notwithstanding anything in these By-Laws to the contrary, if the Chairman determines that a nomination of any candidate for election as a director was not made in accordance with the procedures set forth in this Section 5, such nomination shall be void.

(e) Notwithstanding the foregoing provisions of this Section 5, any stockholder intending to make a nomination at a meeting in accordance with this Section 5, and any related beneficial owner shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with this Section.

(f) Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of notice under this Section 5) to the Secretary of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, applicable law and the Corporation’s Corporate Governance Guidelines and other policies applicable to directors generally. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

SECTION 6. Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, if there be one, or by the President, and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board, if there be one, or the President or any two (2) of the directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy two (72) hours before such meeting.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 7. Votes. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Quorum and Adjournment. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 9. Compensation. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any Committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10. Action By Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the writing, writings, or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes.

ARTICLE V

COMMITTEES OF DIRECTORS

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of one (1) or more members, to serve during the pleasure of the Board, to consist of such directors as the Board may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

(a)	Procedure. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Responsibilities. During the intervals between the meetings of the Board of Directors, except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not, except to the extent the Certificate of Incorporation or the resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Business Corporation Law, have the power:

(i)	to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

(ii)	to authorize the issuance of stock in excess of one million (1,000,000) shares in any single transaction or group of related transactions;

(iii)	to authorize the payment of any dividend;

(iv)	to adopt an agreement of merger or consolidation pursuant to which the Corporation will merge or consolidate or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

(v)	to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

(vi)	to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Business Corporation Law.

(c)	Reports. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 2. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Audit Committee of one (1) or more members who shall not be officers or employees of the Corporation to serve during the pleasure of the Board. The Board of Directors shall designate the Chairman of the Audit Committee.

(a)	Procedure. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Responsibilities. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

(c)	Reports. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, at any time appoint one or more other committees from and outside of its own number. Every such committee must include at least one member of the Board of Directors. The Board may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this Article, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

(a)	Procedure. Each committee, appointed pursuant to this Section, shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b)	Responsibilities. Each committee, appointed pursuant to this Section, shall exercise the powers assigned to it by the Board of Directors in its discretion.

(c)	Reports. Each committee appointed pursuant to this Section shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d)	Appointment of Additional Members. In the absence or disqualification of any member of each committee, appointed pursuant to this Section, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors (or, to the extent permitted, another person) to act at the meeting in place of any such absent or disqualified member.

SECTION 4. Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI

OFFICERS

SECTION 1. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board, a Vice Chairman of the Board, a Controller, and one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. The Chairman, if other than the President, shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 4. President. Unless the Board of Directors has designated another person as the Corporation’s chief executive officer, the President shall be the chief executive officer of the Corporation. Subject to the directions of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors. The President may but need not be a member of the Board of Directors.

SECTION 5. Executive Vice Presidents and Vice Presidents. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors or the President.

SECTION 6. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; the Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same; the Secretary may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 7. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; the Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; the Treasurer may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the chief financial officer of the Corporation.

SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

SECTION 10. Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer.

SECTION 11. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 13. Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1. Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board, if any, the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his or her post office address.

SECTION 3. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding fifty (50) days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

(a)	The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the President, any Executive Vice President, Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as he or she may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

(b)	The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

SECTION 6. Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

ARTICLE VIII

EXECUTION OF DOCUMENTS

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

SECTION 2. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorize from time to time.

SECTION 3. Execution of Proxies. The President, any Executive Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

ARTICLE IX

INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE X

FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered, amended, changed or repealed and new By-Laws adopted by the stockholders or, to the extent provided in the Certificate of Incorporation, by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Except as otherwise provided by law, any by-law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors, as herein provided; except that this Article may be altered, amended, changed or repealed only by vote of the stockholders.

ARTICLE XII

INDEMNIFICATION

SECTION 1. Indemnification. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs (a) or (b) has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d) Notwithstanding anything contained in this Article, except for proceedings to enforce rights provided in this Article, the Corporation shall not be obligated under this Article to provide any indemnification or any payment or reimbursement of expenses to any director, officer, employee or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or cross-claims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

SECTION 2. Authorization. Any indemnification under Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, partner, member, trustee, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

SECTION 3. Expense Advance. Expenses (including attorneys’ fees) reasonably incurred by a current or former officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 2 of this Article upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, unless it shall be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 4. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, partner, member, trustee, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the

Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or Section 145 of the Delaware General Corporation Law.

SECTION 6. “The Corporation”. For the purposes of this Article, references to “the Corporation” shall include the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise or non-profit entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation if its separate existence had continued.

SECTION 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity or from insurance. Nothing in this Article shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment of expenses (including attorneys’ fees) incurred by an officer to directors, officers, employees, agents, fiduciaries and other persons otherwise than pursuant to this Article.

SECTION 8. Other Definitions. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, trustee, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

SECTION 9. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, trustee, partner, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 10. Effect of Amendment or Repeal. The rights to indemnification and advancement of expenses provided in this Article shall be contract rights and shall be deemed to have vested at the time the indemnitee takes the office that entitles such person to such rights, which shall not later be subject to reduction or elimination. Neither the amendment nor repeal of this Article nor the adoption of any provision of these By-Laws inconsistent with this Article shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.